UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

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Ocean Power Technologies, Inc.

(Name of Registrant as Specified In Its Charter)

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November 22, 2021

Dear Valued Shareholder:

We are waiting to hear from you! As of the date of this letter, we have not received your voting instructions for the Ocean Power Technologies Annual Meeting of Shareholders to be held on December 13, 2021.

In case you haven’t heard the news, OPT recently acquired Marine Advance Robotics, Inc. (MAR), a California-based developer and manufacturer of the Wave Adaptive Modular Vessel (WAM-V®) technology for autonomous surface vehicles (ASVs). The acquisition supports OPT’s long-term growth strategy to expand its market value proposition. With the experienced MAR team and a commercially available WAM-V® product line joining OPT, the Company is well-positioned to bring added value to potential customers while expanding its reach into new markets and building revenue.

Please take a moment to cast your vote. Your Board of Directors recommends that you vote FOR all proposals. Voting is simple and only takes a few moments of your time.

Sincerely,

Terence J. Cryan

Chairman, OPT Board of Directors

CAST YOUR VOTE TODAY

Vote by Phone:  Call one of our proxy specialists toll-free at 833-945-2704 Monday through Friday, from 9 a.m. to 10 p.m. Eastern Time.

Vote by Email: Send your voting instructions to ProxyVote@AllianceAdvisors.com. Please be sure to reference Ocean Power Technologies.

PLEASE CAST YOUR VOTE BY MIDNIGHT ET DECEMBER 9 SO YOUR VOTE CAN BE COUNTED